UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2012

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

28903 North Avenue Paine Valencia, California	91355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (661) 775-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 23, 2012, we entered into a stipulation of settlement that will resolve the class action securities lawsuits consolidated under the caption In re MannKind Corp. Securities Litigation, Master File No. 11-cv-00929-GAF (SSx), pending in the U.S. District Court for the Central District of California. The current and former officers and directors named as individual defendants in the consolidated lawsuits have also entered into the stipulation of settlement. By entering into the stipulation of settlement, defendants do not in any way admit fault or liability, and continue to deny all allegations of wrongdoing arising out of the action. The stipulation of settlement, a copy of which is filed as Exhibit 99.1 hereto, remains subject to preliminary and final approval by the U.S. District Court.

Subject to preliminary and final approval of the settlement by the U.S. District Court, and in exchange for a release of all claims by the class members, among others, and a dismissal of the consolidated lawsuits, we have agreed (i) to cause our insurers to pay class members and their attorneys a total of $16 million; and (ii) to issue to class members and their attorneys 2,777,778 shares of our common stock. We have also agreed that if the consolidated closing bid price for our common stock is below $1.00 per share on the date the U.S. District Court enters an order of final judgment, then we will issue class members and their attorneys an additional one million shares of our common stock.

If the U.S. District Court preliminarily approves the settlement, potential class members will be notified of the proposed settlement and the procedure by which they can object to the settlement or request to be excluded from the class. The settlement will then be subject to final approval by the U.S. District Court.

Following final approval of the settlement by the U.S. District Court, including a finding that the exchange of the class members’ claims for the shares of our common stock is fair, the shares will be issued pursuant to the exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Stipulation of Settlement.

Forward-Looking Statements

This report contains forward-looking statements, including statements regarding our expectations with respect to the stipulation of settlement and related matters, that involve risks and uncertainties. These forward-looking statements are based upon our current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks associated with approval of the Settlement Agreement by the U.S. District Court and other risks detailed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2011 and our quarterly report on Form 10-Q for the quarter ended March 31, 2012. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION

By:	/s/ David Thomson
	Name:	David Thomson, Ph.D., J.D.
	Title:	Corporate Vice President, General Counsel and Secretary

Dated: July 25, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Stipulation of Settlement.